UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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EVOLUS, INC.
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Proxy Statement Supplement Dated April 21, 2020 to the Proxy Statement Filed on March 17, 2020 for the Annual Meeting of Stockholders to Be Held on May 1, 2020

Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, CA 92660

This Proxy Statement Supplement (this “Supplement”) supplements the Proxy Statement (“Proxy Statement”) of Evolus, Inc. (the “Company”) for its 2020 Annual Meeting to be held May 1, 2020, at 8:00 a.m., Pacific time. This year’s Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EOLS2020 and entering the control number included in the Notice of Internet Availability or proxy card that you receive.

The Proxy Statement was furnished to stockholders beginning on March 17, 2020. This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and being made available to stockholders beginning on April 21, 2020 and should be read in conjunction with the Proxy Statement.

As previously disclosed in a Current Report on Form 8-K, each of Kristine Romine, M.D. and Bosun Hau voluntarily resigned from their positions as members of the Company's board of directors, effective April 15, 2020. Neither Dr. Romine nor Mr. Hau resigned as a result of any disagreement with the Company or the board of directors.

The board of directors is currently divided into three classes: Class I, Class II and Class III. As the first proposal in the Proxy Statement, we asked stockholders to elect Simone Blank and Bosun Hau to serve as Class II directors until Evolus’ 2023 annual meeting of stockholders. Due to his resignation, Mr. Hau’s name has been withdrawn from nomination for re-election as a Class II director and any votes cast “for” Mr. Hau will be disregarded. Our Board continues to recommend that you vote “FOR” Ms. Blank.
Effective April 15, 2020, the board of directors, in accordance with Section 2.1 of the Company’s Amended and Restated Bylaws, decreased the size of the board of directors from nine members to seven members. Consistent with the reduction in size of the board of directors, the board of directors has determined that it will not nominate a replacement director for Mr. Hau for election at the Annual Meeting.

Mr. Hau served as the Chair of the Nominating and Corporate Governance Committee and as a member of the Audit Committee. Dr. Romine served as a member of the Nominating and Corporate Governance Committee. Effective April 15, 2020, in connection with the voluntary resignations of Mr. Hau and Dr. Romine, the board of directors appointed Karah Parschauer as Chair of the Nominating and Corporate Governance Committee and Peter Farrell as a member of the Audit Committee. The composition of the committees of the board of directors otherwise remain unchanged from that disclosed in our Proxy Statement under “Corporate Governance - Audit Committee”, “Corporate Governance - Compensation Committee” and “Corporate Governance - Nominating and Governance Committee”.

Board Representation

In light of Dr. Romine and Mr. Hau's resignations from the board of directors the summary information regarding board of director representation is updated as of April 21, 2020 as follows:

DIRECTOR DIVERSITY

29%
Gender Diversity

DIRECTOR AGE

42
57

57
Average Age

DIRECTOR INDEPENDENCE

57%
Director Independence

DIRECTOR TENURE

0-2 years
3-5 years
6-10 years
>10 years

100%
2 years or less

Additional Information

If you have already submitted your proxy, or voted online or by telephone, you do not need to take additional action unless you wish to change your vote. Your vote is important no matter how many or how few shares you own.

You may revoke your proxy at any time before it is voted (in the case of proxy cards) by giving notice to the Secretary of the Company or by executing and mailing a later-dated proxy. To revoke a proxy, or change your vote cast, by telephone or internet, you must do so by telephone or internet, respectively (following the directions on your proxy card), by 11:59 p.m. EDT on April 30, 2020. If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

You may also vote personally during the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/EOLS2020. You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting. Please note, however, that your attendance during the 2020 Annual Meeting will not automatically revoke your proxy unless you specifically so request. A stockholder’s last vote is the vote that will be counted.

Additional information about voting your shares can be found in the Proxy Statement. See “Questions and Answers about the Annual Meeting” on pages 5-9 of the Proxy Statement. Except for the additional information set forth above, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement. To the extent that information in this Supplement differs from information disclosed in the Proxy Statement, the information in this Supplement applies. The Proxy Statement was furnished to stockholders and filed with the Securities and Exchange Commission on March 17, 2020. Stockholders are urged to read the Proxy Statement, as supplemented by this Supplement. The Proxy Statement and this Supplement are available in print to stockholders upon written request delivered to Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, to the attention of our Corporate Secretary.